Exhibit 1.1

[—] Shares of Common Stock, par value $0.01 per share

GNS II (U.S.) Corp.

UNDERWRITING AGREEMENT

May [—], 2011

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,
New York, N.Y. 10010-3629

J.P. Morgan Securities LLC
383 Madison Avenue
New York, N.Y. 10179

UBS Securities LLC
299 Park Avenue
New York, N.Y. 10171

Dear Sirs:

1. Introductory. The Stockholders listed in Schedule A hereto (the “Selling Stockholders”) agree severally, subject to the terms and conditions stated herein, to sell an aggregate of [—] outstanding shares (such [—] outstanding shares being hereinafter referred to as the “Firm Securities”) of the Common Stock, par value $0.01 per share (the “Securities” or “Common Stock”) of GNS II (U.S.) Corp. (“M Holdings”), a Delaware corporation and a direct, wholly-owned subsidiary of The Mosaic Company, a Delaware corporation (“Old Mosaic”), that will change its name to “The Mosaic Company” promptly following the Merger Effective Time (as defined in the Merger and Distribution Agreement (the “Merger and Distribution Agreement”) dated as of January 18, 2011, among Old Mosaic, Cargill, Incorporated, a Delaware corporation (“Cargill”), M Holdings, GNS Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of M Holdings (“Merger Sub”) and, for the limited purposes set forth therein, the Margaret A. Cargill Foundation and the Anne Ray Charitable Trust (collectively, the “Trusts”)), to the several underwriters named in Schedule B hereto (the “Underwriters”) for which Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and UBS Securities LLC are acting as representatives (the “Representatives”) in connection with the offering (the “Offering”) and sale of such Firm Securities, as set forth below. In addition, the Selling Stockholders severally agree, at the option of the Underwriters, to sell to the Underwriters an aggregate of not more than [—] additional Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are hereinafter called the “Offered Securities.”

Pursuant to the Merger and Distribution Agreement and the other Transaction Documents (as defined in the Merger and Distribution Agreement) and any amendments thereto, Old Mosaic, Cargill, M Holdings and Merger Sub have agreed to engage in a series of transactions, pursuant to which on the Closing Date (as defined in the Merger and Distribution Agreement) and prior, in any case, to the First Closing Date (as defined below):

(a) the certificate of incorporation of M Holdings will be amended (such amendment, the “M Holdings Charter Amendment”) to, among other things, (x) authorize the issuance of (A) four series of shares of Class A Common Stock, with each share of each such series being entitled to one (1) vote with respect to all matters on which the holders of Class A Common Stock are entitled to vote, (B) three series of shares of Class B Common Stock, with each share of each such series being entitled to ten (10) votes with respect to the election of directors and one (1) vote with respect to all other matters on which the holders of Class B Common Stock are entitled to vote, and (C) shares of Common Stock, each share of which will be entitled to one (1) vote with respect to all matters on which the holders of Common Stock are entitled to vote; and (y) reclassify all of the shares of capital stock of M Holdings then held by Old Mosaic into shares of Common Stock to be held by Old Mosaic;

(b) after the effective time of the M Holdings Charter Amendment, Merger Sub will merge with and into Old Mosaic (the “Merger”) (with Old Mosaic being the surviving corporation in such Merger) pursuant to which (i) Old Mosaic will become a wholly-owned subsidiary of M Holdings; (ii) a portion of the outstanding shares of Mosaic Common Stock (as defined in the Merger and Distribution Agreement) held by Cargill will be converted, on a one-for-one basis, into the right to receive shares of the different series of Class A Common Stock and Class B Common Stock; and (iii) each of the other outstanding shares of Mosaic Common Stock (including a portion of the shares of Mosaic Common Stock held by Cargill) will be converted, on a one-for-one basis, into the right to receive shares of Common Stock;

(c) as promptly as practicable after the Merger Effective Time (as defined in the Merger and Distribution Agreement), Cargill will consummate a split-off transaction (the “Split-off”) pursuant to which Cargill will exchange all of the shares of Class B Common Stock, Class A Common Stock and Common Stock to be received by it in the Merger (other than certain shares retained by Cargill (as described in the Merger and Distribution Agreement)) with stockholders of Cargill for outstanding shares of capital stock of Cargill held by such stockholders of Cargill; and

(d) the parties will consummate certain other Transactions (as defined in the Merger and Distribution Agreement), including the Initial Debt Exchange (as defined in the Merger and Distribution Agreement).

As used in this Agreement, unless the context otherwise requires, references to the “Company” are to (i) Old Mosaic prior to the consummation of the M Holdings Charter Amendment, the Merger, the Split-Off and the other Transactions which are intended to be consummated on or prior to the Closing Date (collectively, the “Restructuring Transactions”) and (ii) M Holdings after the consummation of the Restructuring Transactions, as the context so requires.

2. Representations and Warranties of the Company. (a) Old Mosaic and M Holdings represent and warrant to, and agree with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. M Holdings has filed with the Commission a registration statement on Form S-1 (No. 333-172253) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. M Holdings may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [—]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but M Holdings has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in M Holdings’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Trust” means any of The Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust, and “Trusts” means all of them.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to M Holdings by (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) Cargill or any Selling Stockholder, as applicable specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, M Holdings was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any subsidiary of the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated May [—], 2011 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the general disclosure package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to M Holdings by (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) Cargill or any Selling Stockholder, as applicable, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that M Holdings notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) M Holdings has promptly notified or will promptly notify the Representatives and (ii) M Holdings has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing. (i) Old Mosaic and each of its subsidiaries (including M Holdings) has been duly incorporated and is existing and in good standing under the laws of its jurisdiction of organization, with corporate, limited liability company or partnership power and authority to own its properties and conduct its business as described in the General Disclosure Package; and (ii) Old Mosaic and each of its subsidiaries (including M Holdings) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (A) to the extent that the concept of due incorporation, good standing or qualification to do business is not recognized or embodied in the laws of any such jurisdiction or (B) where the failure to be so qualified, or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(vii) Subsidiaries. All of the issued and outstanding capital stock of each subsidiary of Old Mosaic has been duly authorized and validly issued and is fully paid and nonassessable (except that (1) certain of the subsidiaries are partnerships or joint ventures or export associations for which partners or members may be liable for the obligations of the partnership or joint venture or export association or subject to obligations to contribute additional capital or similar obligations, (2) certain Canadian subsidiaries of Old Mosaic are unlimited liability companies for which the holders of the equity interests thereof have unlimited liability for obligations of such companies, (3) provisions of various foreign laws or regulations applicable to, or the constituent documents of, foreign subsidiaries may impose obligations to contribute additional capital or impose liability for obligations of the subsidiary on holders of the equity interests thereof, and (4) the concept of validly authorized and issued capital stock or other equity interests or of fully paid and non-assessable capital stock or other equity interests may not be recognized or embodied in the laws of various foreign jurisdictions) and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) the capital stock of each subsidiary owned by Old Mosaic, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of M Holdings have been duly authorized; the authorized equity capitalization of M Holdings is as set forth in the General Disclosure Package; all outstanding shares of capital stock of M Holdings are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of M Holdings have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of M Holdings have been issued in violation of any preemptive or similar rights of any security holder.

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. Except as disclosed in the General Disclosure Package and except pursuant to contracts and agreements that will terminate upon the completion of the Restructuring Transactions, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Company Lock-Up Period referred to in Section 5(j) hereof, except pursuant to agreements that will terminate upon the completion of the Restructuring Transactions.

(xi) Listing. The Offered Securities are listed on the New York Stock Exchange.

(xii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the Restructuring Transactions or the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (x) such as have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of the Company to execute, deliver and perform its obligations under this Agreement and (z) as may be required under state securities laws.

(xiii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property owned by them in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) are disclosed in the General Disclosure Package.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and of the Transaction Documents, the Restructuring Transactions and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the cases of clause (B) or (C), for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws (or similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by M Holdings and Old Mosaic.

(xvii) Reorganization Agreements. The Merger and Distribution Agreement and each of the other Transaction Documents to which either M Holdings or Old Mosaic is a party have been duly authorized, executed and delivered by such party and constitute the valid and binding obligations of such party, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principals of equity regardless of whether such enforceability is considered in a proceeding in equity or at law and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(xviii) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or comply with any such License would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(xix) Absence of Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is contemplated or threatened, and to the knowledge of the Company, no dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers exists or is imminent, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “intellectual property rights”) necessary for the conduct of their respective businesses; and (x) the conduct of their respective businesses will not conflict with any such rights of others, except to the extent such conflict would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (y) neither the Company nor any of its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others, which has not been resolved or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, as described in the General Disclosure Package and for any such failure to comply, or failure to receive required permits, licenses, certificates, authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the General Disclosure Package, (x) there are no proceedings that are pending, or that are known to the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “The Transactions”, “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of disclosure controls and procedures, internal controls over financial reporting, and an internal audit function (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Within the next 180 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, which, if determined adversely, would have a Material Adverse Effect.

(xxv) Litigation. Except as disclosed in the General Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(xxvi) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP; the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxvii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxviii) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxix) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxx) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management has determined are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at substantially similar cost from similar insurers as may be necessary to continue its business.

(xxxi) Taxes. The Company and its subsidiaries have filed all federal income tax returns and all other material federal, state, local and foreign tax returns required to be filed prior to the date hereof and have paid all federal, state, local and foreign taxes shown as due on such tax return and required to be paid prior to the date hereof; and except as otherwise disclosed in the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each such case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to so maintain such plans would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan for which the 30-day notice requirement has not been waived, except for any reportable events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for such liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii) No Unlawful Payments. Neither Old Mosaic nor any of its subsidiaries (including M Holdings) nor, to the knowledge of Old Mosaic, any director, officer, agent, employee or other person associated with or acting on behalf of Old Mosaic or any of its subsidiaries (including M Holdings) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiv) Compliance with Money Laundering Laws. The operations of Old Mosaic and its subsidiaries (including M Holdings) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Old Mosaic or any of its subsidiaries (including M Holdings) with respect to the Money Laundering Laws is pending or, to the best knowledge of Old Mosaic, threatened.

(xxxv) Compliance with OFAC. None of Old Mosaic, any of its subsidiaries (including M Holdings) or, to the knowledge of Old Mosaic, any director, officer, agent, employee or affiliate of Old Mosaic or any of its subsidiaries (including M Holdings) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and M Holdings will not directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Representations and Warranties in the Merger and Distribution Agreement. As of the date of the Merger and Distribution Agreement, each of the representations and warranties therein made by each of Old Mosaic and M Holdings was true and correct. Neither Old Mosaic nor M Holdings is aware of any fact or circumstance that has caused or would cause the representations and warranties made by Old Mosaic or M Holdings in the Merger and Distribution Agreement to be, or to be reasonably likely to become, untrue in any material respect as of the date or dates specified therefor in the Merger and Distribution Agreement.

(b) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters, M Holdings and Old Mosaic that:

(i) Title to the Securities. Such Selling Stockholder owns and on each Closing Date hereinafter mentioned will own the Offered Securities to be delivered by such Selling Stockholder on such Closing Date, free and clear of security interests, encumbrances, and adverse claims (or, in the case of securities convertible into the Offered Securities to be sold for the account of such Selling Stockholder on each Closing Date will own such Offered Securities, free and clear of security interests, encumbrances, and adverse claims) and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and, upon payment for the Offered Securities pursuant to the Underwriting Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co (“Cede”), or such other nominee as may be designated by The Depository Trust Corporation (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”) to such Offered Securities), (A) DTC will be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities, and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Offered Securities may be successfully asserted against the Underwriters with respect to such security entitlement.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as (x) have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform its obligations under this Agreement and (z) may be required under state securities laws.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform its obligations under this Agreement, or (B) result in a breach or violation of the charter, by-laws or similar organizational documents of such Selling Stockholder.

(iv) Compliance with Securities Act Requirements. On the date of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, none of the Selling Stockholder Information (as defined in Section 9(b)) supplied by such Selling Stockholder will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.

(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(vii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(c) Cargill represents and warrants to, and agrees with, the several Underwriters, M Holdings and Old Mosaic that:

(i) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by Cargill for the execution, delivery and performance of this Agreement, except such as (x) have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of Cargill to execute, deliver and perform its obligations under this Agreement and (z) may be required under state securities laws.

(ii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of Cargill pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over Cargill or any of its properties or any agreement or instrument to which Cargill is a party or by which Cargill is bound or to which any of the properties of Cargill is subject, except for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the ability of Cargill to execute, deliver and perform its obligations under this Agreement or (ii) result in a breach or violation of any of the terms and provisions of the charter or by-laws of Cargill.

(iii) Compliance with Securities Act Requirements. On the date of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, none of the Cargill Information (as defined below) supplied by Cargill will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Cargill.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $[—] per Security, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfers to an account at a bank acceptable to the Representatives drawn to the order of each of the Selling Stockholders, at the office of [—], New York, New York at [—] A.M., New York time, on [—], 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”; provided that the place and time of closing shall be at the same place as, and on the same day as and promptly after, the closing of the exchange of certain indebtedness of Cargill for Securities contemplated by the Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), among Cargill, Old Mosaic, M Holdings, Credit Suisse AG, acting through its Cayman Islands Branch, and J.P. Morgan Securities LLC.

For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available at the above office at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Each Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives’ instructions to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but, except with respect to the First Closing Date, shall be not sooner than three or later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the respective Selling Stockholders, at the office of [—], New York, New York. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of M Holdings and Old Mosaic. M Holdings or Old Mosaic, as applicable, agrees with the several Underwriters and the Selling Stockholders that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the second succeeding sentence, M Holdings will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. M Holdings will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, M Holdings will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. M Holdings will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation to which the Representatives reasonably object within a reasonable period after receipt thereof; and M Holdings will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by M Holdings of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. M Holdings will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, M Holdings will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), M Holdings will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which M Holdings is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of M Holdings’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which M Holdings is required to file its Form 10-K.

(e) Furnishing of Prospectuses. M Holdings will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. M Holdings will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. M Holdings will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution and the Registration Statement remains in effect, except that in no event shall M Holdings be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (f), be required to be so qualified, or subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, M Holdings will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and M Holdings will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of M Holdings filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as M Holdings is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system of the Commission or any successor U.S. federal agency, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. M Holdings agrees with Cargill, the Selling Stockholders and the several Underwriters that M Holdings will pay all expenses incidental to the performance of the obligations of M Holdings and Old Mosaic under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel to the Underwriters relating to such qualification) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of M Holdings’ officers and employees and any other expenses of M Holdings or Old Mosaic, including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. In addition to the foregoing, M Holdings will also pay the reasonable expenses of the Qualified Independent Underwriter. For the avoidance of doubt, the Underwriters shall not be responsible for the payment of any fees or expenses incurred or payable by the Selling Stockholders.

(i) Absence of Manipulation. Neither Old Mosaic nor M Holdings will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of Old Mosaic or M Holdings to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by the Company. For the period specified below (the “Company Lock-Up Period”), M Holdings will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Company Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Company Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Company Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Company Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Company Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) file with the Commission a registration statement under the Act relating to Company Lock-Up Securities or (vi) publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC, except (A) awards pursuant to the terms of any equity compensation plans in effect on the date hereof (including any existing plans of Old Mosaic that are assumed by M Holdings upon the Merger) or as otherwise disclosed in the General Disclosure Package; provided that any such awards and the underlying Company Lock-Up Securities issued to any individual listed on Schedule D hereto shall remain subject to the terms of the lock-up letters signed by such individuals, (B) issuances of Company Lock-Up Securities pursuant to the exercise or vesting of such awards or the exercise or vesting of any other employee or director equity awards outstanding on the date hereof or granted in accordance with clause (A), (C) the filing of any registration statement on Form S-8 relating to any such equity award plans or employee benefit plans (including any existing plans of Old Mosaic that are assumed by M Holdings) disclosed in the General Disclosure Package, (D) the filing of any registration statement on Form S-3 to the extent such filing is required at that time by the terms of the Registration Agreement dated as of January 18, 2011, among Old Mosaic, M Holdings, Cargill and the Trusts (the “Registration Agreement”) or the Letter Agreement dated as of January 18, 2011, by and among Old Mosaic, M Holdings, Cargill and the Trusts or (E) issuances of Securities in connection with any strategic acquisition, amalgamation, merger or other transaction to which M Holdings may become party up to a maximum number of shares in the aggregate equal to 10% of M Holdings’s Securities outstanding after giving effect to the Restructuring Transactions; provided that, for the purposes of this clause (E), each recipient of any such Securities shall sign a lock-up letter substantially in the form of Exhibit A hereto and any such Securities issued shall remain subject to the Company Lock-Up Period. The Company Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse Securities (USA) LLC consents to in writing.

(k) Restriction on Conversion of Shares. During the Company Lock-Up Period and unless otherwise required in order to consummate the sale of the Offered Securities, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to facilitate the conversion of Class A Common Stock or Class B Common

Stock into Common Stock without the prior written consent of Credit Suisse Securities (USA) LLC, except as may be required by the M Holdings Charter.

6. Certain Agreements of Cargill and the Trusts. Each of Cargill and each Trust (together, the “Specified Parties”) agrees with the several Underwriters that:

(a) Restriction on Sale of Securities by the Specified Parties. For the period specified below (the “Specified Lock-Up Period”) and other than as is required in order to consummate the Merger and Split-off, each Specified Party will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (“Specified Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Specified Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Specified Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Specified Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Specified Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC, except (x) a distribution of Specified Lock-Up Securities to equity owners of the stockholder may be made, provided the transferee agrees to sign a lock-up letter substantially in the form of Exhibit A hereto prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 4 or Schedule 13D, in each case, made after the expiration of the Specified Lock-Up Period) and (y) the sale of Specified Lock-Up Securities pursuant to an S&P 500 Index Inclusion Offer (as defined in the Registration Agreement) shall be permitted. The Specified Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse Securities (USA) LLC consents to in writing.

(b) Absence of Manipulation. No Specified Party will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

7. Free Writing Prospectuses. Old Mosaic, M Holdings and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of M Holdings and the Representatives, it has not made and will not make any offer relating to Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by M Holdings and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” M Holdings represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and as of each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, Old Mosaic, M Holdings or the Representatives shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representatives shall have received opinions, dated such Closing Date, of (i) Simpson Thacher and Bartlett LLP, counsel for the Company, substantially in the form attached hereto as Annex 1 and (ii) Richard L. Mack, Executive Vice President, General Counsel and Corporate Secretary of the Company, substantially in the form attached hereto as Annex 2.

(e) Opinion of Counsel for the Selling Stockholders. The Representatives shall have received opinions, dated such Closing Date, of Loeb & Loeb LLP, counsel for the Trust Selling Stockholders, substantially in the form of Annex 3 and of the other Selling Stockholders (such counsel being set forth opposite the name of each such Selling Stockholder on Schedule A), to the effect that:

(i) Title to Securities. Such Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by such Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered

Securities delivered by such Selling Stockholder on such Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from such Selling Stockholder on such Closing Date hereunder;

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the Restructuring Transactions or the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the Restructuring Transactions and the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon such property or assets of any Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the charter or by-laws of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation; and

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(f) Opinion of Counsel for Cargill. The Representatives shall have received an opinion, dated such Closing Date, of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for Cargill, substantially in the form attached hereto as Annex 4 and (ii) Phillip M. Fantle, Senior Lawyer at Cargill, substantially in the form attached hereto as Annex 5.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Selling Stockholders, Old Mosaic and M Holdings shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company in the form of Exhibit A hereto.

(j) Form W-8 and Form W-9. All payments under this Agreement shall be made free and clear of, and without deduction for, withholding taxes, except to the extent that a Selling Stockholder has not delivered to the Representatives a properly completed and executed IRS Form W-9 or W-8 (or other applicable form or statement specified by applicable law).

(k) Reorganization. The Restructuring Transactions and the other Transactions contemplated by the Transaction Documents to have occurred as of such Closing Date shall have been consummated in accordance with the terms of the Transaction Documents and without giving effect to any waiver of a material condition or any material amendment not consented to by the Representatives.

(l) Exchange of Offered Securities. With respect to the Firm Securities, the First Exchange shall have occurred and with respect to the Optional Securities, an Optional Exchange shall have occurred, in each case in accordance with the terms of the Exchange Agreement and without giving effect to any waiver of a material condition or any material amendment not consented to by the Representatives.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9. Indemnification and Contribution. (a) Indemnification of Underwriters by M Holdings and Old Mosaic. M Holdings and Old Mosaic, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that M Holdings and Old Mosaic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to M Holdings (x) by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (y) by or on behalf of any Selling Stockholder or Cargill specifically for use therein.

(b) Indemnification of Underwriters by Cargill and the Selling Stockholders. Cargill and each Selling Stockholder will severally and not jointly indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to M Holdings by Cargill or such Selling Stockholder, as applicable, specifically for use therein, it being understood and agreed that the only such information furnished by Cargill or any Selling Stockholder consists of the following relating to Cargill or such Selling Stockholder: information relating to the Selling Stockholders under the caption “Selling Stockholders and Security Ownership of Certain Beneficial Owners and Management—Ownership of Securities by Others” in any Statutory Prospectus or the Final Prospectus, (the “Selling Stockholder Information”); and information relating to Cargill under the caption “Selling Stockholders and Security Ownership of Certain Beneficial Owners and Management—Ownership of Securities by Others” in any Statutory Prospectus or the Final Prospectus (the “Cargill Information”), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred.

(c) Indemnification of M Holdings, Cargill and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless M Holdings, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls M Holdings within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, Cargill and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to M Holdings by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [—] paragraph under the caption “Underwriting”; and (ii) the following information in the Final Prospectus furnished on behalf of the Representatives: [—].

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 11, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above or Section 11. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 11, as the case may be for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section or Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above or Section 11, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above or Section 11 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Cargill and the Selling Stockholders on the one hand and the Underwriters and the QIU on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Cargill and the Selling Stockholders (calculated in accordance with this Section 9(e)) on the one hand and the Underwriters and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters (it being understood that UBS Securities LLC, in its capacity as QIU, has not received any additional discounts or commissions). The relative benefits received by Cargill shall be deemed to be the aggregate principal amount of Cargill Debt (as defined in the Exchange Agreement) exchanged for Securities pursuant to the terms of the Exchange Agreement (the “Exchanged Debt”). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Cargill, the Selling Stockholders or the Underwriters and the QIU and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall the QIU be required to contribute any amount in excess of any fees or other compensation received by it in its capacity as QIU. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, Cargill, the Selling Stockholders and the Underwriters and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e). For the avoidance of doubt, in no event shall Cargill or the Selling Stockholders be required to contribute any amount under this Section 9(e) unless such losses, claims, damages or liabilities arose from Cargill Information or Selling Stockholder Information, respectively.

(f) Notwithstanding anything to the contrary, (i) the liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the net proceeds after underwriting commissions and discounts, but before expenses, deemed to have been received by such Selling Stockholder, (ii) the liability of Cargill under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the aggregate principal amount of Exchanged Debt and (iii) M Holdings, Cargill and the Trust Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of liability for which they shall be responsible.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to M Holdings and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, M Holdings and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, M Holdings or the Selling Stockholders, except as provided in Section 12 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Qualified Independent Underwriter. M Holdings hereby confirms that at its request UBS Securities LLC has without additional compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. in connection with the offering of the Offered Securities. M Holdings and the Selling Stockholders will severally and not jointly indemnify and hold harmless the QIU, its directors, officers, employees, agents and affiliates and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, that each Selling Stockholder shall only be subject to liability under this Section to the extent such liability arises out of or is based upon any untrue statement or alleged untrue statement or upon an omission or alleged omission based upon information provided by such Selling Stockholder or contained in a representation or warranty given by such Selling Stockholder in this Agreement; and provided, further, that the liability under this Section of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered

Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 10 hereof and the obligations of the Company and the Selling Stockholders pursuant to Section 11 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Attention: Equity Syndicate Desk, 4th Floor and UBS Securities LLC, 299 Park Avenue, New York, NY 10171 or, if sent to M Holdings, will be mailed, delivered or telegraphed and confirmed to it at GNS II (U.S.) Corp. c/o The Mosaic Company, 3033 Campus Drive, Suite E490, Plymouth, MN 55441 Attention: Richard L. Mack, Esq., Executive Vice President, General Counsel and Corporate Secretary or, if sent to Cargill, will be mailed, delivered or telegraphed and confirmed to it at [—] Attention: [—] or, or, if sent to the Trusts or any of them, will be mailed, delivered or telegraphed and confirmed to [—] at [—]; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

15. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Absence of Fiduciary Relationship. Old Mosaic, M Holdings and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities, the QIU has been retained in such capacity to act as “qualified independent underwriter” and that no fiduciary, advisory or agency relationship between Old Mosaic, M Holdings or the Selling Stockholders, on the one hand, and the Representatives or the QIU, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives or the QIU have advised or are advising Old Mosaic, M Holdings or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by M Holdings and Cargill, in consultation with the Trusts, following discussions and arms’-length negotiations with the Representatives and M Holdings and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. Old Mosaic, M Holdings and the Selling Stockholders have been advised that the Representatives and their affiliates and the QIU and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Old Mosaic, M Holdings or the Selling Stockholders and that neither the Representatives nor the QIU have any obligation to disclose such interests and transactions to Old Mosaic, M Holdings or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Old Mosaic, M Holdings and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives or the QIU for breach of fiduciary duty or alleged breach of fiduciary duty and agree that neither the Representatives nor the QIU shall have any liability (whether direct or indirect) to Old Mosaic, M Holdings or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Old Mosaic or M Holdings, including stockholders, employees or creditors of Old Mosaic or M Holdings.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Old Mosaic, M Holdings and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Old Mosaic, M Holdings and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19. Expenses. Except as provided in Sections 5(e), 5(h), 9, 11 and 12 hereof and the Registration Agreement (only with respect to the parties thereto), Old Mosaic, M Holdings, Cargill, the Underwriters and each Selling Stockholder shall pay all of its own costs and expenses, including the fees of its counsel and, as applicable, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

          Very truly yours,

GNS II (U.S.) CORP.

By:
Name:
Title:

THE MOSAIC COMPANY

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC (IN ITS CAPACITY AS SELLING STOCKHOLDER)

By:
Name:
Title:

MARGARET A. CARGILL FOUNDATION

By:
Name:
Title:

ANNE RAY CHARITABLE TRUST

By:
Name:
Title:

CARGILL, INCORPORATED

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold	Legal Counsel
Margaret A. Cargill Foundation
Anne Ray Charitable Trust
Credit Suisse AG, Cayman Islands Branch
J.P. Morgan Securities LLC
[—]

Total

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
UBS Securities LLC
[—]

Total

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[—].

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities: [—].

SCHEDULE D

Pursuant to Section 8(i), the following list reflects the officers and directors required to execute lock-up letters substantially in the form set forth in Exhibit A hereto.

Officers and Directors	Position and Offices with Company
[—]	[—]
[—]	[—]
[—]	[—}
[—]	[—]
[—]	[—]
[—]	[—]
[—]	[—]
[—]	[—]
[—]	[—]
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EXHIBIT A

May [—], 2011

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

  New York, N.Y. 10010-3629

    J.P. Morgan Securities LLC

383 Madison Avenue

  New York, N.Y. 10179

    UBS Securities LLC

299 Park Avenue

  New York, N.Y. 10171

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made for the common stock, $0.01 par value per share (the “Securities”) of GNS II (U.S.) Corp., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The foregoing restrictions shall not apply to (i) the exercise of options, including transfers to the Company in connection with cashless exercises and transfers to the extent the proceeds are used by the undersigned to pay taxes in connection with such exercise or vesting, provided that any Securities received upon such exercise will be subject to the restrictions set forth in this Agreement or (ii) transfers to the Company in connection with vesting of other equity awards in satisfaction of taxes owed in connection with such vesting. A transfer of Securities to a family member or trust or a transfer by will or operation of law (including the laws of descent and distribution) may be made, provided that, in each case, the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period. A transfer in connection with a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act may be made, provided the said plan is in place at the time of the Public Offering Date and disclosed in the final prospectus used to sell the Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

Annex 1

[Form of Opinion of Simpson Thacher & Bartlett LLP]

Annex 2

[Form of Opinion of Richard L. Mack]

Annex 3

[Form of Opinion of Loeb & Loeb LLP]

Annex 4

[Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP]

Annex 5

[Form of Opinion of Phillip M. Fantle]